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                                                                    EXHIBIT 12.1
               Universal Health Services, Inc. and Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges
                         (Dollar amounts in thousands)

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
                                                                            For the Twelve Months Ended
                                                                                    December 31,
                                                          ----------------------------------------------------------------------
                                                          1995           1996            1997           1998          1999
                                                          ----------------------------------------------------------------------
Earnings:
   Income before minority interests and income taxes        $52,402        $ 78,857       $106,174        $132,095      $129,034
   Fixed charges                                             23,805          34,974         34,961          45,357        45,486
   Amortization of capitalized interest                       -----           -----             28             110           110
                                                          ----------------------------------------------------------------------
                                                            $76,207        $113,831       $141,163        $177,562      $174,630
                                                          ======================================================================


Fixed charges:
   Interest expense, including capitalized interest         $12,062        $ 22,231       $ 21,782        $ 29,717      $ 29,123
   Interest portion of lease/rental expense                  11,171          11,658         11,927          14,592        15,388
   Amortization of debt issuance costs                          572           1,085          1,252           1,048           975
                                                          ----------------------------------------------------------------------
                                                            $23,805        $ 34,974       $ 34,961        $ 45,357      $ 45,486
                                                          ======================================================================

Fixed charge coverage ratio                                     3.2             3.3            4.0             3.9           3.8

                                                            For the Six Months Ended
                                                                    June 30,
                                                            ----------------------------
                                                              1999             2000
                                                            ----------------------------
Earnings:
   Income before minority interests and income taxes           $ 91,325         $ 87,185
   Fixed charges                                                 22,269           23,925
   Amortization of capitalized interest                              55               55
                                                            ----------------------------
                                                               $113,649         $111,165
                                                            ============================


Fixed charges:
   Interest expense, including capitalized interest            $ 14,076         $ 15,945
   Interest portion of lease/rental expense                       7,706            7,492
   Amortization of debt issuance costs                              487              488
                                                            ----------------------------
                                                               $ 22,269         $ 23,925
                                                            ============================

Fixed charge coverage ratio                                         5.1              4.6
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